COMPUTATION OF EARNINGS PER SHARE                                  EXHIBIT 11.1
CAROLINA FIRST CORPORATION AND SUBSIDIARIES


                                                                                                                              YTD
                                                                                1st Qtr 1996      2nd Qtr 1996       2nd Qtr 1996
                                                                                ===========      ==============      ============
A.     Net income...............................................................$2,228,000          $2,672,000        $4,900,000
       Less:  Dividends on preferred stock......................................    16,000              16,000            32,000
                                                                                ===========      ==============      ============
B.     Net income applicable to common shareholders.............................$2,212,000          $2,656,000        $4,868,000
                                                                                ===========      ==============      ============



Primary Earnings Per Share

       Average shares outstanding............................................... 7,810,191           9,239,331         8,524,761
       Dilutive average shares outstanding under options........................   247,649             236,021           241,835
       Exercise prices..........................................................  $5.77 to $17.50   $5.77 to $23.50
       Assumed proceeds on exercise.............................................$2,243,159          $2,255,011        $2,249,085
       Average market value per share...........................................     20.92               19.91             20.41
       Less:  Treasury stock purchased with the assumed
          proceeds from exercise of options.....................................   107,242             113,271           110,256
                                                                                -----------      --------------      ------------
C.     Adjusted average shares -- Primary....................................... 7,950,598           9,362,081         8,656,340
                                                                                -----------      --------------      ------------

       Primary Earnings Per Share (B/C).........................................     $0.28               $0.28             $0.56
                                                                                ===========      ==============      ============


Fully Diluted Earnings Per Share

       Average shares outstanding............................................... 7,810,191           9,239,331         8,524,761
       Dilutive average shares outstanding under options........................   247,649             236,021           241,835
       Exercise prices..........................................................$5.77 to $17.50     $5.77 to $23.50
       Assumed proceeds on exercise.............................................$2,243,159          $2,255,011        $2,249,085
       Market value per share...................................................     21.50               19.91             20.70
       Less:  Treasury stock purchased with the assumed
          proceeds from exercise of options.....................................   104,333             113,271           108,802
                                                                                -----------      --------------      ------------
       Adjusted averaged shares................................................. 7,953,507           9,362,081         8,657,794
                                                                                -----------      --------------      ------------
       Common shares from the assumed conversion of
          convertible preferred stock........................................... 1,482,433              93,918           788,176
                                                                                -----------      --------------      ------------
D.     Adjusted average shares -- Fully diluted................................. 9,435,940           9,455,999         9,445,970
                                                                                -----------      --------------      ------------

       Fully Diluted Earnings Per Share (A/D)...................................     $0.24               $0.28             $0.52
                                                                                ===========      ==============      ============

